EXHIBIT 99



               CHARMING SHOPPES EXPRESSES SORROW OVER THE DEATH OF
                       JOSEPH L. CASTLE II, BOARD MEMBER

Bensalem, PA, August 19, 2005 - Charming Shoppes, Inc. (NASDAQ:CHRS) wishes to express sorrow over the sudden death of board member Joseph L. Castle, II, who passed away on August 15, 2005.

"Joe will be deeply missed", said Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc. "He was our longest-serving board member, having joined our board of directors in 1990. Joe made a very significant contribution to the success of our company. His counsel over the years was invaluable, and we are grateful for his friendship and committed service over the last fifteen years. We extend our heartfelt condolences to his family."



CONTACT:          Gayle M. Coolick
                  Director of Investor Relations
                  (215) 638-6955